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                                                                Exhibit  10.4(b)


                  AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


THIS AGREEMENT, made and entered into as of the 17th day of October, 1996, between Payless Cashways, Inc., an Iowa corporation (the "Company"), and Susan M. Stanton (the "Executive").


WHEREAS, the Company and the Executive have entered into an employment agreement dated February 8, 1993 (the "Employment Agreement");


WHEREAS, since the execution of the Employment Agreement, the Executive has been elected President and Chief Operating Officer of the Company; and


WHEREAS, the parties mutually desire to amend the Employment Agreement;


NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties agree as follows:


         1. Employment and Duties. In the first sentence of Paragraph 1 of the Employment Agreement, the phrase "a senior vice president" is hereby deleted and the phrase "President and Chief Operating Officer" is substituted in lieu thereof.


         2. Term of Employment. Paragraph 2 of the Employment Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

         "Term of Employment. Unless sooner terminated as hereinafter provided, the term of this Agreement shall commence on the date hereof and shall continue (a) through March 1, 1998 in the event no Change of Control (as defined in Paragraph 6(e) below) occurs, or (b) through the stated term hereof or one year and sixty (60) days after the date of a Change of Control, whichever is longer."


         3. Compensation. In the third sentence of subparagraph (d), Paragraph 3, of the Employment Agreement, the word "or" is hereby inserted immediately preceding the character "(ii)", and the phrase "or (iii) the Company gives written notice of non-renewal of the term of the Executive's employment pursuant to Paragraph 2 above," is hereby deleted.



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         4.  Covenant  Not to  Compete.  In  subsection  (b)  of the  first sentence of Paragraph 5 of the Employment Agreement, the word "or" is hereby inserted immediately preceding the character "(ii)", and the phrase "or (iii) the election of the Executive not to renew the terms of the Executive's employment under this Agreement as provided in Paragraph 2 above," is hereby deleted. In subsection (c) of the first sentence of Paragraph 5 of the Employment Agreement, the phrase "(including the one year renewal term)" is hereby deleted and the year "1998" is substituted in lieu of the year "1997."


         5.  Termination Severance Benefits.

         (a) In subsection (i) of Paragraph 6 (c) of the Employment Agreement, the phrase "a senior vice president" is hereby deleted and the phrase "President and Chief Operating Officer" is substituted in lieu thereof.

         (b) In Paragraph 6 (g) of the Employment  Agreement,  subparagraph
         (i) is hereby deleted in its entirely and the following is substituted in lieu thereof:

                   "(i) Base Salary. The Company shall continue to pay to the Executive the Executive's Base Salary, when and as such Base Salary would have been paid, during the Severance Period (as defined in Paragraph 6(j) below)."

         (c) In the second sentence of Paragraph 6 (g), subparagraph (ii) of the Employment Agreement, the phrase "remaining in the term of this Agreement (excluding the one year renewal term if termination occurs on or prior to December 1, 1995 and including the one year renewal term if termination occurs after December 1, 1995)" is hereby deleted and the phrase "in the Severance Period" is substituted in lieu thereof.

         (d) In Paragraph 6(g), subparagraph (v) of the Employment Agreement, the phrase "the term specified in Paragraph 2 above (excluding the one year renewal term if termination of the Executive's employment occurs on or prior to December 1, 1995 and including the one year renewal term if termination occurs after December 1, 1995)" is hereby deleted and the phrase "the Severance Period" is substituted in lieu thereof.


         6. Termination Special Severance Benefits. Paragraph 6(h) is hereby deleted in its entirety.


         7. Severance Period Definition. A new Paragraph 6(j) is hereby inserted in the Employment Agreement, as follows:




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                   "Definition  of  Severance   Period.   The  term
                   "Severance Period" shall mean: (x) except as provided in subsection (y) herein, the period
                   from  the  date  of  the   termination   of  the
                   Executive's employment continuing for the longer of one year after the date of such termination or until March 1, 1998; or (y) in the event of a termination by the Company pursuant to Paragraph 6(d) after a Change of Control or a termination by the Executive pursuant to Paragraph 6(e), the period from the date of the termination of the Executive's employment continuing for two years after the date of such termination; provided, however, that in the case of either (x) or (y), the Severance Period shall continue regardless of the death or disability of the Executive
                   subsequent  to  the  date  of   termination   of
                   employment.


In witness whereof, the parties have executed this Amendment No. 1 as of the day and year written above.


PAYLESS CASHWAYS, INC.                        EXECUTIVE



By:  /s/ David Stanley                        /s/ Susan Stanton
     ------------------------------------     ---------------------------------
     Chairman and Chief Executive Officer     Susan M. Stanton



Approval by the Compensation Committee of the Board of Directors of the Company is hereby confirmed.


/s/ Gary D. Rose
--------------------------
Gary D. Rose, Chair